Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES DATES FOR ITS

FOURTH QUARTER AND FULL-YEAR 2020 EARNINGS RELEASE AND CONFERENCE CALL

●	Earnings Release Date – Wednesday, February 10, 2021, after 3:30 p.m. Central Time
●	Conference Call Date – Thursday, February 11, 2021, at 10:00 a.m. Central Time

Springfield, MO, January 4, 2021 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its fourth quarter and full-year 2020 results as Wednesday, February 10, 2021, with a conference call to follow on Thursday, February 11, 2021.

The Company’s fourth quarter and full-year 2020 results will be released after 3:30 p.m. Central Time on Wednesday, February 10, 2021, and can be viewed, at that time, on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”

Investors are invited to listen to the Company’s conference call discussing the financial results for the fourth quarter and full-year of 2020, on Thursday, February 11, 2021, at 10:00 a.m. Central Time, via webcast on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”  Interested analysts are invited to join the call.  The dial-in number for the call is (703) 375-5524 and the conference call identification number is 4092338.  A replay of the conference call will be available on the Company’s website through February 10, 2022.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs.  As of September 30, 2020, the Company operated 5,592 stores in 47 U.S. states and 21 stores in Mexico.